Exhibit 99.1

FEDERAL REALTY INVESTMENT TRUST

SUPPLEMENTAL INFORMATION

March 31, 2009

TABLE OF CONTENTS

1.	First Quarter 2009 Earnings Press Release	3

2.	Financial Highlights
	Summarized Income Statements	7
	Summarized Balance Sheets	8
	Funds From Operations / Summary of Capital Expenditures	9
	Market Data	10
	Components of Rental Income	11

3.	Summary of Debt
	Summary of Outstanding Debt and Capital Lease Obligations	12
	Summary of Debt Maturities	13

4.	Summary of Redevelopment Opportunities	14

5.	Real Estate Status Report	15

6.	Retail Leasing Summary	17

7.	Lease Expirations	18

8.	Portfolio Leased Statistics	19

9.	Summary of Top 25 Tenants	20

10.	Reconciliation of Net Income to FFO Guidance	21

11.	Litigation Update
	Litigation Update Summary	22
	“Final Proposal” Document	23

12.	Joint Venture Disclosure
	Summarized Income Statements and Balance Sheets	24
	Summary of Outstanding Debt and Debt Maturities	25
	Real Estate Status Report	26

13.	Glossary of Terms	27

1626 East Jefferson Street

Rockville, Maryland 20852-4041

301/998-8100

Safe Harbor Language

Certain matters discussed within this Supplemental Information may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on February 26, 2009, and include the following:

•	risks that our tenants will not pay rent or that we may be unable to renew leases or re-let space at favorable rents as leases expire;

•

risks that we may not be able to proceed with or obtain necessary approvals for any redevelopment or renovation project, and that completion of anticipated or ongoing property redevelopments or renovations may cost more, take more time to complete, or fail to perform as expected;

•	risks that the number of properties we acquire for our own account, and therefore the amount of capital we invest in acquisitions, may be impacted by our real estate partnership;

•

risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;

•	risks that our growth will be limited if we cannot obtain additional capital;

•

risks of financing, such as our ability to consummate additional financings or obtain replacement financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense; and

•

risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this Supplemental Information. Except as required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events, or otherwise. You should review the risks contained in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 26, 2009.

FOR IMMEDIATE RELEASE

Investor and Media Inquiries
Gina Birdsall	Janelle Stevenson
Investor Relations	Corporate Communications
301/998-8265	301/998-8185
gbirdsall@federalrealty.com	jmstevenson@federalrealty.com

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES FIRST QUARTER 2009

OPERATING RESULTS

- Strong core operations drive year-over-year results up 6.5% -

ROCKVILLE, Md. (May 6, 2009) – Federal Realty Investment Trust (NYSE:FRT) today reported operating results for its first quarter ended March 31, 2009.

Financial Results

Federal Realty reported funds from operations available for common shareholders (FFO) of $37.8 million or $0.64 per diluted share, and net income available for common shareholders of $10.3 million or earnings per diluted share of $0.17. The Trust’s reported results include a provision for litigation of $20.6 million, or $0.35 per diluted share related to a tentative ruling issued on April 22 awarding damages associated with a previously disclosed lawsuit involving a property adjacent to Santana Row. Excluding the litigation provision, FFO per diluted share increased 6.5% to $0.99 in first quarter 2009 compared to $0.93 in first quarter 2008, while total FFO increased to $58.3 million from $55.2 million reported in first quarter 2008. Net income available for common shareholders excluding the litigation provision was $31.0 million and earnings per diluted share was $0.52 for the quarter ended March 31, 2009 versus $29.9 million and $0.51, respectively, for first quarter 2008. Additional information regarding the litigation can be found in the Trust’s supplemental report furnished to the SEC on Form 8-K.

FFO is a non-GAAP supplemental earnings measure which the Trust considers meaningful in measuring its operating performance. A reconciliation of FFO to net income is attached to this press release.

Portfolio Results

In first quarter 2009, same-center property operating income, including redevelopment and expansion properties, increased 1.4% over first quarter 2008. When redevelopment and expansion properties are excluded from same-center results, property operating income for first quarter 2009 decreased 2.1% compared to first quarter 2008.

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES

FIRST QUARTER 2009 OPERATING RESULTS

May 6, 2009

The overall portfolio was 94.2% leased as of March 31, 2009, compared to 95.0% on December 31, 2008 and 96.1% on March 31, 2008. Federal Realty’s same-center portfolio was 94.5% leased on March 31, 2009, compared to 95.4% on December 31, 2008 and 96.4% on March 31, 2008.

During the first quarter of 2009, Federal Realty signed 69 leases for 233,000 square feet of retail space. On a comparable space basis (i.e., spaces for which there was a former tenant), the Trust leased 232,000 square feet at an average cash-basis contractual rent increase per square foot (i.e., excluding the impact of straight-line rents) of 16%. The average contractual rent on this comparable space for the first year of the new leases is $31.42 per square foot, compared to the average contractual rent of $26.99 per square foot for the last year of the prior leases. The previous average contractual rent was calculated by including both the minimum rent and any percentage rent actually paid during the last year of the lease term for the re-leased space. On a GAAP basis (i.e., including the impact of straight-line rents), rent increases per square foot for comparable retail space averaged 26% for first quarter 2009. As of March 31, 2009, Federal Realty’s average contractual, cash basis minimum rent for retail and commercial space in its portfolio was $21.88 per square foot.

Refinancing Updates

On May 4, Federal Realty closed a new $372 million unsecured term loan, proceeds of which were utilized to retire the Trust’s outstanding $200 million unsecured term loan and provide capital to retire the 8.75% Notes due December 1, 2009. The term loan, which bears interest at an annual rate of LIBOR (subject to a 1.50% floor) plus 300 basis points, will mature in July 2011. The term loan was increased from its initial size of $200 million, reflecting significant demand from high-quality financial institutions for the Trust’s credit at market leading terms.

In April, Federal Realty closed a $24.1 million, ten-year loan secured by Rollingwood Apartments in Silver Spring, Maryland at an effective annual interest rate of 5.72%. The Trust has also obtained a commitment of approximately $139 million for a five-year loan secured by four retail assets located in Northern Virginia that is expected to bear interest at an effective annual rate of 7.72%. This secured financing is expected to close during the second quarter of 2009.

As a result of these financing activities, Federal Realty anticipates that it will have adequate capital to retire all of its 2009 debt maturities, will have significant capacity on its $300 million unsecured credit facility and will have no additional debt maturities until 2011.

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES

FIRST QUARTER 2009 OPERATING RESULTS

May 6, 2009

“I am very pleased with our first quarter results, especially in terms of the steady leasing activity we were able to achieve despite a continuing difficult economic environment,” said Donald C. Wood, president and chief executive officer of the Trust. “The combination of strong operating results and support for our financing activities is a testament to the strength and quality of our portfolio and our sustainable low-risk business strategy.”

Regular Quarterly Dividends

Federal Realty also announced today that its Board of Trustees left the regular dividend rate on its common shares unchanged, declaring a regular quarterly cash dividend of $0.65 per share on its common shares, resulting in an indicated annual rate of $2.60 per share. The regular common dividend will be payable in cash on July 15, 2009 to common shareholders of record on June 24, 2009.

Guidance

Federal Realty left its guidance, excluding the provision for litigation, for 2009 FFO per diluted share unchanged at a range of $3.80 to $3.92, and provided 2009 earnings per diluted share guidance of $1.88 to $2.00. Guidance for 2009 assumes an approximately $10 million increase in interest expense relative to 2008 associated with addressing the Trust’s fourth quarter 2009 debt maturities significantly in advance of the actual maturity dates, repaying the credit facility with excess proceeds from the Trust’s capital raising activities and projected changes in short-term interest rates.

Conference Call Information

Federal Realty’s management team will present an in-depth discussion of the Trust’s operating performance on its first quarter 2009 earnings conference call, which is scheduled for May 7, 2009, at 11 a.m. Eastern Daylight Time. To participate, please call (866) 271-6130 five to ten minutes prior to the call start time and use the passcode FRT EARNINGS (required). Federal Realty will also provide an online Web Simulcast on the Company’s Web site, www.federalrealty.com, which will remain available for 30 days following the call. A telephone recording of the call will also be available through June 5, 2009, by dialing (888) 286-8010 and using the passcode 91157379.

About Federal Realty

Federal Realty Investment Trust is an equity real estate investment trust specializing in the ownership, management and redevelopment of high quality retail assets. Federal Realty’s portfolio (excluding joint venture properties) contains approximately 18.1 million square feet located primarily in strategically selected metropolitan markets in the Northeast, Mid-Atlantic, and California. In addition, the Trust has an ownership interest in approximately 1.0 million square feet of retail space through a joint venture in which the Trust has a 30% interest. Our operating portfolio (excluding joint venture properties) was 94.2% leased to national, regional, and local retailers as of March 31, 2009, with no single tenant accounting for more than approximately 2.6% of annualized base rent. Federal Realty has paid quarterly dividends to its shareholders continuously since its founding in 1962, and has increased its dividend rate for 41 consecutive years, the longest record in the REIT industry. Federal Realty is an S&P MidCap 400 company and its shares are traded on the NYSE under the symbol FRT.

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES

FIRST QUARTER 2009 OPERATING RESULTS

May 6, 2009

Safe Harbor Language

Certain matters discussed within this press release may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on February 26, 2009 and include the following:

¿	risks that our tenants will not pay rent or that we may be unable to renew leases or re-let space at favorable rents as leases expire;

¿

risks that we may not be able to proceed with or obtain necessary approvals for any redevelopment or renovation project, and that completion of anticipated or ongoing property redevelopments or renovations may cost more, take more time to complete, or fail to perform as expected;

¿	risks that the number of properties we acquire for our own account, and therefore the amount of capital we invest in acquisitions, may be impacted by our real estate partnership;

¿

risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;

¿	risks that our growth will be limited if we cannot obtain additional capital;

¿

risks of financing, such as our ability to consummate additional financings or obtain replacement financing on terms which are acceptable to us, our ability to close any pending financing activities, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense; and

¿

risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this press release. Except as may be required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events or otherwise. You should carefully review the risks and risk factors included in our Annual Report on Form 10-K filed February 26, 2009.

Federal Realty Investment Trust

Summarized Income Statements

March 31, 2009

	Three months ended March 31,
	2009	2008
	(in thousands, except per share data)
	(unaudited)
Revenue
Rental income	$127,330	$121,867
Other property income	2,604	3,386
Mortgage interest income	1,267	1,116

Total revenue	131,201	126,369

Expenses
Rental expenses	28,705	27,266
Real estate taxes	13,892	12,385
General and administrative	5,145	6,942
Litigation provision	20,632	—
Depreciation and amortization	28,592	25,389

Total operating expenses	96,966	71,982

Operating income	34,235	54,387

Other interest income	90	339
Interest expense	(23,569)	(24,353)
Income from real estate partnership	202	331

Income from continuing operations	10,958	30,704

Discontinued operations
Income from discontinued operations	—	614
Gain on sale of real estate from discontinued operations	915	—

Results from discontinued operations	915	614

Net income	11,873	31,318
Net income attributable to noncontrolling interests	(1,389)	(1,332)

Net income attributable to the Trust	10,484	29,986

Dividends on preferred stock	(135)	(135)

Net income available for common shareholders	$10,349	$29,851

EARNINGS PER COMMON SHARE, BASIC
Continuing operations	$0.16	$0.50
Discontinued operations	0.01	0.01

	$0.17	$0.51

Weighted average number of common shares, basic	58,841	58,503

EARNINGS PER COMMON SHARE, DILUTED
Continuing operations	$0.16	$0.50
Discontinued operations	0.01	0.01

	$0.17	$0.51

Weighted average number of common shares, diluted	58,960	58,780

Federal Realty Investment Trust

Summarized Balance Sheets

March 31, 2009

	March 31, 2009	December 31, 2008
	(in thousands)
	(unaudited)
ASSETS

Real estate, at cost
Operating	$3,568,470	$3,567,035
Construction-in-progress	125,074	106,650

	3,693,544	3,673,685
Less accumulated depreciation and amortization	(865,987)	(846,258)

Net real estate	2,827,557	2,827,427

Cash and cash equivalents	22,460	15,223
Accounts and notes receivable	71,781	73,688
Mortgage notes receivable	46,495	45,780
Investment in real estate partnership	28,726	29,252
Prepaid expenses and other assets	93,943	101,406

TOTAL ASSETS	$3,090,962	$3,092,776

LIABILITIES AND SHAREHOLDERS’ EQUITY

Liabilities
Mortgages payable and capital lease obligations	$446,362	$452,810
Notes payable	353,856	336,391
Senior notes and debentures	950,401	956,584
Accounts payable and other liabilities	218,716	200,037

Total liabilities	1,969,335	1,945,822

Shareholders’ equity
Preferred stock	9,997	9,997
Common shares and other shareholders’ equity	1,079,497	1,104,605

Total shareholders’ equity of the Trust	1,089,494	1,114,602
Noncontrolling interest	32,133	32,352

Total shareholders’ equity	1,121,627	1,146,954

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$3,090,962	$3,092,776

Federal Realty Investment Trust

Funds From Operations / Summary of Capital Expenditures

March 31, 2009

	Three months ended March 31,
	2009	2008
	(in thousands, except per share data)
Funds from Operations available for common shareholders (FFO) (1)
Net income attributable to the Trust	$10,484	$29,986
Gain on sale of real estate	(915)	—
Depreciation and amortization of real estate assets	25,436	22,950
Amortization of initial direct costs of leases	2,667	2,022
Depreciation of joint venture real estate assets	354	330

Funds from operations	38,026	55,288
Dividends on preferred stock	(135)	(135)
Income attributable to operating partnership units	—	232
Income attributable to unvested shares	(130)	(196)

FFO (3)	37,761	55,189
Litigation provision, net of allocation to unvested shares (3)	20,565	—

FFO excluding litigation provision (3)	$58,326	$55,189

FFO per diluted share (2)	$0.64	$0.93
Litigation provision per diluted share (3)	0.35	—

FFO per diluted share excluding litigation provision (2) (3)	$0.99	$0.93

Weighted average number of common shares, diluted	58,960	59,161

Summary of Capital Expenditures
Non-maintenance capital expenditures
Redevelopment and expansions	$20,827	$28,922
Tenant improvements and incentives	3,767	5,409

Total non-maintenance capital expenditures	24,594	34,331
Maintenance capital expenditures	1,320	2,536

Total capital expenditures	$25,914	$36,867

Dividends and Payout Ratios
Regular common dividends declared	$38,404	$35,851

Dividend payout ratio as a percentage of FFO	101%	65%
Dividend payout ratio as a percentage of FFO excluding litigation provision (3)	66%	65%

Notes:

(1)	See Glossary of Terms.
(2)	Effective January 1, 2009, we adopted FSP EITF No. 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions are Participating Securities”, and consequently have calculated FFO per diluted share under the two-class method, as defined in SFAS No. 128, for all periods presented. The implementation resulted in a decrease to the March 31, 2008 reported FFO per diluted share from $0.94 to $0.93.
(3)	FFO includes a charge of $20.6 million, or $0.35 per diluted share, related to litigation regarding a parcel of land located adjacent to our Santana Row property. FFO excluding litigation provision excludes this $20.6 million charge. See additional information in the litigation update section of this Form 8-K.

Federal Realty Investment Trust

Market Data

March 31, 2009

	March 31,
	2009	2008
	(in thousands, except per share data)
Market data
Common shares outstanding (1)	59,081	58,781
Market price per common share	$46.00	$77.95

Common equity market capitalization	$2,717,726	$4,581,979

Series 1 preferred shares outstanding (2)	400	400
Liquidation price per Series 1 preferred share	$25.00	$25.00

Series 1 preferred equity market capitalization	$10,000	$10,000

Equity market capitalization	$2,727,726	$4,591,979

Total debt (3)	1,750,619	1,636,457

Total market capitalization	$4,478,345	$6,228,436

Total debt to market capitalization at then current market price	39%	26%

Total debt to market capitalization at constant common share price of $77.95	27%	26%

Fixed rate debt ratio:
Fixed rate debt and capital lease obligations	80%	99%
Variable rate debt	20%	1%

	100%	100%

Notes:

(1)	Amounts do not include 373,260 and 380,938 Operating Partnership Units outstanding at March 31, 2009 and 2008, respectively.
(2)	These shares, issued March 8, 2007, are unregistered.
(3)	Total debt includes capital leases, mortgages payable, notes payable, senior notes and debentures, net of premiums and discounts from our consolidated balance sheet. It does not include the $24.4 million which is the Trust’s 30% share of the total mortgages payable of $81.3 million and $81.5 million, at March 31, 2009 and 2008, respectively, of the partnership with a discretionary fund created and advised by ING Clarion Partners.

Federal Realty Investment Trust

Components of Rental Income

March 31, 2009

	Three months ended March 31,
	2009	2008
	(in thousands)
Minimum rents
Retail and commercial (1)	$93,566	$89,612
Residential (2)	5,272	4,013
Cost reimbursements	25,652	24,564
Percentage rents	1,501	2,380
Other	1,339	1,298

Total rental income	$127,330	$121,867

Notes:

(1)	Minimum rents include $1.4 million and $1.5 million for the three months ended March 31, 2009 and 2008, respectively, to recognize minimum rents on a straight-line basis. In addition, minimum rents include $0.4 million and $0.6 million for the three months ended March 31, 2009 and 2008, respectively, to recognize income from the amortization of in-place leases in accordance with SFAS No. 141.
(2)	Residential minimum rents consist of the rental amounts for residential units at Rollingwood Apartments, the Crest at Congressional Plaza Apartments, Santana Row, and Arlington East (Bethesda Row). The first rental units at Arlington East were delivered and became rent paying in May 2008.

Federal Realty Investment Trust

Summary of Outstanding Debt and Capital Lease Obligations

March 31, 2009

	Maturity date	Stated interest rate as of March 31, 2009	Balance as of March 31, 2009		Weighted average effective rate at March 31, 2009 (i)
			(in thousands)
Mortgage loans (a)
Secured fixed rate
Federal Plaza	06/01/11	6.750%	32,976
Tysons Station	09/01/11	7.400%	6,028
Courtyard Shops	07/01/12	6.870%	7,679
Bethesda Row	01/01/13	5.370%	19,996
Bethesda Row	02/01/13	5.050%	4,405
White Marsh Plaza (b)	04/01/13	6.040%	10,058
Crow Canyon	08/11/13	5.400%	21,113
Melville Mall (c)	09/01/14	5.250%	24,291
THE AVENUE at White Marsh	01/01/15	5.460%	59,752
Barracks Road	11/01/15	7.950%	41,191
Hauppauge	11/01/15	7.950%	15,528
Lawrence Park	11/01/15	7.950%	29,197
Wildwood	11/01/15	7.950%	25,663
Wynnewood	11/01/15	7.950%	29,754
Brick Plaza	11/01/15	7.415%	30,492
Shoppers’ World	01/31/21	5.910%	5,833
Mount Vernon (d)	04/15/28	5.660%	11,556
Chelsea	01/15/31	5.360%	8,063

Subtotal			383,575
Net unamortized discount			(408)

Total mortgage loans			383,167		6.79%

Notes payable
Unsecured fixed rate
Other	04/01/12	6.500%	2,321
Perring Plaza renovation	01/31/13	10.000%	1,135
Unsecured variable rate
Term loan (e)	11/06/09	LIBOR + 0.575%	200,000
Revolving credit facility (f)	07/27/10	LIBOR + 0.425%	141,000
Escondido (Municipal bonds) (g)	10/01/16	0.549%	9,400

Total notes payable			353,856		1.44%	(j	)

Senior notes and debentures
Unsecured fixed rate
8.75% notes (h)	12/01/09	8.750%	168,855
4.50% notes	02/15/11	4.500%	75,000
6.00% notes	07/15/12	6.000%	175,000
5.40% notes	12/01/13	5.400%	135,000
5.65% notes	06/01/16	5.650%	125,000
6.20% notes	01/15/17	6.200%	200,000
7.48% debentures	08/15/26	7.480%	29,200
6.82% medium term notes	08/01/27	6.820%	40,000

Subtotal			948,055
Net unamortized premium			2,346

Total senior notes and debentures			950,401		6.40%

Capital lease obligations
Various	Various through 2106	Various	63,195		6.94%

Total debt and capital lease obligations			$1,750,619

Total fixed rate debt and capital lease obligations			$1,400,219	80%	6.54%
Total variable rate debt			350,400	20%	1.38%	(j	)

TOTAL DEBT AND CAPITAL LEASES OBLIGATIONS			$1,750,619	100%	5.50%

	Three months ended March 31,
	2009	2009 (l)	2008
Operational Statistics
Ratio of EBITDA to combined fixed charges and preferred share dividends (k)	2.46x	3.27x	2.95x
Ratio of adjusted EBITDA to combined fixed charges and preferred share dividends (k)	2.42x	3.23x	2.95x

Notes:

(a)	Mortgage loans do not include our 30% share ($24.4 million) of the $81.3 million debt of the partnership with a discretionary fund created and advised by ING Clarion Partners.
(b)	The interest rate of 6.04% represents the weighted average interest rate for two mortgage loans secured by this property. The loan balance represents an interest-only loan of $4.35 million at a stated rate of 6.18% and the remaining balance at a stated rate of 5.96%.
(c)	We acquired control of Melville Mall through a 20-year master lease and secondary financing. Because we control this property and retain substantially all of the economic benefit and risk associated with it, this property is consolidated and the mortgage loan is reflected on the balance sheet though it is not our legal obligation.
(d)	The interest rate is fixed at 5.66% for the first ten years and then will be reset to a market rate in 2013. The lender has the option to call the loan on April 15, 2013 or anytime thereafter.
(e)	The weighted average effective interest rate, before amortization of debt fees, was 2.14% for the three months ended March 31, 2009. On May 4, 2009, we refinanced our existing $200 million term loan with a new $372 million term loan which bears interest at LIBOR, subject to a 1.50% floor, plus 300 basis points and will mature in July 2011. The $200 million term loan was repaid with the proceeds from the new $372 million term loan.
(f)	The maximum amount drawn under our revolving credit facility during the three months ended March 31, 2009 was $172.5 million. The weighted average effective interest rate on borrowings under our revolving credit facility, before amortization of debt fees, was 1.52% for the three months ended March 31, 2009. This credit facility matures on July 27, 2010, subject to a one-year extension at our option
(g)	The bonds bear interest at a variable rate determined weekly which would enable the bonds to be remarketed at 100% of their principal amount.
(h)	On January 12, 2009, February 5, 2009, and February 27, 2009, we purchased and retired $5.0 million, $0.9 million, and $0.2 million, respectively, using funds borrowed on our $300 million revolving credit facility. On April 1, 2009, we purchased and retired $5.0 million of the outstanding $168.9 million balance of our 8.75% notes. The notes were repaid with funds borrowed on our $300 million revolving credit facility.
(i)	The weighted average effective interest rate includes the amortization of any deferred financing fees, discounts and premiums, if applicable.
(j)	The weighted average effective interest rate excludes $0.1 million in quarterly financing fees on our revolving credit facility which had a $141.0 million balance on March 31, 2009.
(k)	Fixed charges consist of interest on borrowed funds (including capitalized interest), amortization of debt discount or premium and expense and the portion of rent expense representing an interest factor. EBITDA includes $0.9 million in gain on sale for the three months ended March 31, 2009. Adjusted EBITDA is reconciled to net income attributable to the Trust in the Glossary of Terms.
(l)	Adjusted to exclude a $20.6 million litigation provision charge for the three months ended March 31, 2009 related to litigation regarding a parcel of land located adjacent to our Santana Row property. See additional information in the litigation update section of this Form 8-K.

Federal Realty Investment Trust

Summary of Debt Maturities

March 31, 2009

DEBT MATURITIES

(in thousands)

The following table reflects contractual debt maturities as of March 31, 2009. Given all of the financing related activities that we have completed since March 31, 2009 and that we expect to complete by December 31, 2009, we have also included “pro-forma” total debt maturity columns to reflect our projected debt maturities after completion of those financing activities. Specifically, the pro-forma total debt maturity columns assume completion of all of the following:

•	Closing on May 4, 2009 of a new $372 million term loan maturing in July 2011

•	Repayment on May 4, 2009 of our $200 million term loan that was scheduled to mature on November 6, 2009

•	Repayment on May 4, 2009 of the $141 million outstanding balance on our revolving credit facility

•	Closing on April 14, 2009 of a $24.1 million loan secured by Rollingwood Apartments which will mature in May 2019

•

Closing in second quarter 2009 of a $139 million loan secured by four retail assets in Northern Virginia which will mature in 2014. We can give no assurance that we will be successful in closing this loan.

•	Repayment of the $168.9 million of 8.75% notes that are due on December 1, 2009

	As of March 31, 2009					Pro-forma
Year	Scheduled Amortization	Maturities		Total		Maturities	Total
2009	$7,286	$368,855	(1)	$376,141		$—	$8,258
2010	9,880	141,000	(2)	150,880		—	12,223
2011	9,906	112,252		122,158		484,252	496,677
2012	9,973	181,916		191,889		181,916	194,593
2013	9,215	186,884		196,099		186,884	199,010
2014	9,164	20,127		29,291		147,635	158,763
2015	6,924	198,391		205,315		198,391	205,728
2016	2,976	134,400		137,376		134,400	137,810
2017	3,184	200,000		203,184		200,000	203,646
2018	3,400	—		3,400		—	3,889
Thereafter	60,072	72,876		132,948		93,036	153,279

Total	$131,980	$1,616,701		$1,748,681	(3)	$1,626,514	$1,773,876

Notes:

(1)	On April 1, 2009, we purchased and retired $5.0 million of the outstanding $168.9 million balance of our 8.75% notes. The notes were repaid with funds borrowed on our $300 million revolving credit facility. On May 4, 2009, we refinanced our existing $200 million term loan with a new $372 million term loan which bears interest at LIBOR, subject to a 1.50% floor, plus 300 basis points and will mature in July 2011.
(2)	Our $300 million four-year revolving credit facility matures on July 27, 2010, subject to a one-year extension at our option. As of March 31, 2009, there was $141.0 million drawn under this credit facility.
(3)	The total debt maturities differs from the total reported on the consolidated balance sheet due to the unamortized net discount or premium on certain mortgage loans, senior notes and debentures as of March 31, 2009.

Federal Realty Investment Trust

Summary of Redevelopment Opportunities

March 31, 2009

Current Redevelopment Opportunities (1) ($ millions)

Property	Location	Opportunity	Projected ROI (2)	Projected Cost (1)	Cost to Date
Projects Anticipated to Stabilize in 2009 (3) (5)
Santana Row	San Jose, CA	5-story building with 15,000 square feet of ground level retail and 65,000 square feet of office space	8%	$42	$22
Hollywood Galaxy Building	Hollywood, CA	Re-tenanting three level entertainment center and converting project into urban neighborhood community center	12%	16	14
Houston Street	San Antonio, TX	Construction of a new building with ground level leased to Walgreen’s pharmacy and office above	10%	8	8
Village of Shirlington - Phase III & IV	Arlington, VA	Ground lease to hotel operator and ground floor retail as part of office building development (by others)	16%	7	4

Subtotal: Projects Anticipated to Stabilize in 2009 (3) (4) (5)			10%	$73	$48

Projects Anticipated to Stabilize in 2010 (3)
Lancaster	Lancaster, PA	Renovation and expansion of existing grocer, new bank pad, and façade renovation	10%	$2	$—
Bethesda Row (Hampden Lane)	Bethesda, MD	Construction of new three level building leased to fitness center and 2 additional ground level retail spaces.	10%	14	2

Subtotal: Projects Anticipated to Stabilize in 2010 (3) (4)			10%	$16	$2

Total: Projects Anticipated to Stabilize in 2009 and 2010 (3) (4)			10%	$89	$50

Potential future redevelopment pipeline includes (6):
Property	Location	Opportunity
Assembly Square	Somerville, MA	Potential substantial transit oriented mixed-use development
Bala Cynwyd	Bala Cynwyd, PA	Redevelopment of nine acres of land for a transit oriented mixed-use project or retail center
Barracks Road	Charlottesville, VA	Anchor re-tenanting, pad re-tenanting, and site improvements
Bethesda Row	Bethesda, MD	Acquire and develop ground floor retail space in a new Class A office building
Brick Plaza	Brick, NJ	Redevelopment and expansion of existing pad site, plus additional pad site
Courthouse Center	Rockville, MD	Center redevelopment adjacent to Rockville Town Square
Federal Plaza	Rockville, MD	Pad building opportunities
Flourtown	Flourtown, PA	Anchor re-tenanting, small shop renovation, and site improvements
Hollywood Peterson Building	Hollywood, CA	Co-terminus leases create potential for property redevelopment and expansion
Huntington	Huntington, NY	Pad site additions
Langhorne	Levittown, PA	Pad site addition
Linden Square	Wellesley, MA	Additional phases of infill redevelopment
Mercer Mall	Lawrenceville, NJ	Construction of new outparcel
Mid-Pike Plaza	Rockville, MD	Co-terminus leases create potential for retail redevelopment or transit oriented mixed-use development
Pike 7	Vienna, VA	Co-terminus leases create potential for retail redevelopment or transit oriented mixed-use development
Santana Row	San Jose, CA	Future phases of mixed-use development
Town Center of New Britain	New Britain, PA	Renovation and expansion of existing grocer
Troy	Parsippany, NJ	Pad site addition
Westgate	San Jose, CA	Convert 30,000 square feet of basement space to leasable area

Notes:

(1)	These current redevelopment opportunities are being pursued by the Trust. There is no guaranty that the Trust will ultimately complete any or all of these opportunities, that the Projected Return on Investment (ROI) or Projected Costs will be the amounts shown or that stabilization will occur as anticipated. The projected ROI and Projected Cost are management’s best estimate based on current information and may change over time.
(2)	Projected ROI reflects only the deal specific cash, unleveraged Incremental Property Operating Income (POI) generated by the redevelopment and is calculated as Incremental POI divided by cost. Incremental POI is the POI generated by the redevelopment after deducting rent being paid for the redevelopment space and any other space taken out of service to accommodate the redevelopment. Projected ROI does NOT include peripheral impacts, such as the impact on future lease rollovers at the property or the impact on the long-term value of the property.
(3)	Stabilization is the year in which 95% occupancy of the redeveloped space is achieved.
(4)	All subtotals and totals reflect cost weighted-average ROIs.
(5)	Excludes $55 million of development capital at Linden Square, anticipated at acquisition of this in-process development.
(6)	These future redevelopment opportunities are being explored by the Trust. There is no guaranty that the Trust will ultimately pursue or complete any or all of these opportunities.

Federal Realty Investment Trust

Real Estate Status Report

March 31, 2009

Property Name		MSA Description	Year Acquired	Real Estate at Cost	Mortgage and/or Capital Lease Obligation (1)	GLA (2)	% Leased	Grocery Anchor GLA (3)	Grocery Anchor (3)	Other Principal Tenants
				(in thousands)	(in thousands)

Washington Metropolitan Area
Bethesda Row	(4)	Washington, DC-MD-VA	1993-2006/2008	$187,540	$25,432	520,000	95%	40,000	Giant Food	Barnes & Noble / Landmark Theater
Congressional Plaza	(5)	Washington, DC-MD-VA	1965	70,277		334,000	96%	28,000	Whole Foods	Buy Buy Baby / Container Store
Courthouse Center		Washington, DC-MD-VA	1997	4,228		37,000	77%
Falls Plaza/Falls Plaza-East		Washington, DC-MD-VA	1967-1972	11,837		144,000	99%	51,000	Giant Food	CVS / Staples
Federal Plaza		Washington, DC-MD-VA	1989	61,898	32,976	248,000	97%			TJ Maxx / Micro Center / Ross
Friendship Center		Washington, DC-MD-VA	2001	33,373		119,000	66%			Borders / Maggiano’s
Gaithersburg Square		Washington, DC-MD-VA	1993	23,992		209,000	76%			Bed, Bath & Beyond / Ross
Idylwood Plaza		Washington, DC-MD-VA	1994	15,558		73,000	89%	30,000	Whole Foods
Laurel		Washington, DC-MD-VA	1986	47,827		386,000	100%	61,000	Giant Food	Marshalls
Leesburg Plaza	(6)	Washington, DC-MD-VA	1998	34,294		236,000	99%	55,000	Giant Food	Petsmart / Pier One / Office Depot
Loehmann’s Plaza		Washington, DC-MD-VA	1983	32,516		268,000	98%	58,000	Giant Food	Bally Total Fitness / Loehmann’s
Mid-Pike Plaza		Washington, DC-MD-VA	1982/2007	44,570		309,000	100%			Toys R Us / Bally Total Fitness / AC Moore
Mount Vernon/South Valley/7770 Richmond Hwy	(6)	Washington, DC-MD-VA	2003-2006	77,111	11,556	565,000	95%	62,000	Shoppers Food Warehouse	Bed, Bath & Beyond / Michaels / Home Depot / TJ Maxx / Gold’s Gym
Old Keene Mill		Washington, DC-MD-VA	1976	5,796		92,000	91%	24,000	Whole Foods
Pan Am		Washington, DC-MD-VA	1993	28,176		227,000	100%	63,000	Safeway	Micro Center / Michaels
Pentagon Row		Washington, DC-MD-VA	1998	87,826		296,000	99%	45,000	Harris Teeter	Bally Total Fitness / Bed, Bath & Beyond / DSW / Cost Plus World Market
Pike 7		Washington, DC-MD-VA	1997	34,830		164,000	95%			DSW / Staples / TJ Maxx
Quince Orchard		Washington, DC-MD-VA	1993	21,092		248,000	73%	24,000	Magruders	Staples
Rockville Town Square		Washington, DC-MD-VA	2006-2007	37,336		182,000	97%			CVS / Gold’s Gym
Rollingwood Apartments		Washington, DC-MD-VA	1971	7,282		N/A	93%
Sam’s Park & Shop		Washington, DC-MD-VA	1995	12,315		49,000	100%			Petco
Tower		Washington, DC-MD-VA	1998	19,790		112,000	69%			Talbots
Tyson’s Station		Washington, DC-MD-VA	1978	3,667	6,028	49,000	98%			Trader Joes
Village at Shirlington	(4)	Washington, DC-MD-VA	1995	50,826	6,267	244,000	98%	28,000	Harris Teeter	AMC Loews / Carlyle Grand Café
Wildwood		Washington, DC-MD-VA	1969	17,544	25,663	84,000	97%	20,000	Balducci’s	CVS

		Total Washington Metropolitan Area		971,501		5,195,000	94%
Philadelphia Metropolitan Area
Andorra		Philadelphia, PA-NJ	1988	22,994		267,000	94%	24,000	Acme Markets	Kohl’s / Staples / L.A. Fitness
Bala Cynwyd		Philadelphia, PA-NJ	1993	34,454		282,000	100%	45,000	Acme Markets	Lord & Taylor / L.A. Fitness
Ellisburg Circle		Philadelphia, PA-NJ	1992	27,684		268,000	99%	47,000	Genuardi’s	Buy Buy Baby / Stein Mart
Feasterville		Philadelphia, PA-NJ	1980	11,880		111,000	89%	53,000	Genuardi’s	OfficeMax
Flourtown		Philadelphia, PA-NJ	1980	15,352		191,000	85%	42,000	Genuardi’s
Langhorne Square		Philadelphia, PA-NJ	1985	18,981		216,000	97%	55,000	Redner’s Warehouse Mkts.	Marshalls
Lawrence Park		Philadelphia, PA-NJ	1980	29,610	29,197	353,000	99%	53,000	Acme Markets	CHI / TJ Maxx / HomeGoods
Northeast		Philadelphia, PA-NJ	1983	22,597		285,000	90%			Burlington Coat / Marshalls
Town Center of New Britain		Philadelphia, PA-NJ	2006	14,337		125,000	81%	36,000	Giant Food	Rite Aid
Willow Grove		Philadelphia, PA-NJ	1984	27,159		216,000	97%			Barnes & Noble / Marshalls / Toys R Us
Wynnewood		Philadelphia, PA-NJ	1996	36,326	29,754	255,000	97%	98,000	Genuardi’s	Bed, Bath & Beyond / Borders / Old Navy

		Total Philadelphia Metropolitan Area		261,374		2,569,000	95%
California
Colorado Blvd		Los Angeles-Long Beach, CA	1996-1998	16,556		68,000	97%			Pottery Barn / Banana Republic
Crow Canyon		San Ramon, CA	2005-2007	64,969	21,113	242,000	92%	58,000	Save Mart	Loehmann’s / Rite Aid
Escondido	(7)	San Diego, CA	1996	28,464		222,000	94%			Cost Plus World Market / TJ Maxx / Toys R Us
Fifth Ave		San Diego, CA	1996-1997	12,969		51,000	94%			Urban Outfitters
Hermosa Ave		Los Angeles-Long Beach, CA	1997	5,423		22,000	90%
Hollywood Blvd	(8)	Los Angeles-Long Beach, CA	1999	37,669		153,000	85%			DSW / L.A. Fitness
Kings Court	(6)	San Jose, CA	1998	11,576		79,000	99%	25,000	Lunardi’s Super Market	Longs Drug Store
Old Town Center		San Jose, CA	1997	34,053		96,000	95%			Borders / Gap Kids / Banana Republic
Santana Row		San Jose, CA	1997	518,884		565,000	97%			Crate & Barrel / Container Store / Best Buy / Borders / CineArts Theatre
Third St Promenade		Los Angeles-Long Beach, CA	1996-2000	78,288		211,000	100%			J. Crew / Banana Republic / Old Navy / Abercrombie & Fitch
Westgate		San Jose, CA	2004	116,222		645,000	96%	38,000	Safeway	Target / Burlington Coat Factory / Barnes & Noble / Ross
150 Post Street		San Francisco, CA	1997	37,553		102,000	98%			Brooks Brothers / H & M

		Total California		962,626		2,456,000	95%
New York / New Jersey
Brick Plaza		Monmouth-Ocean, NJ	1989	56,574	30,492	409,000	100%	66,000	A&P	AMC Loews / Barnes & Noble / Sports Authority
Forest Hills		New York, NY	1997	8,094		46,000	100%			Midway Theatre
Fresh Meadows		New York, NY	1997	68,946		403,000	98%	15,000	Island of Gold	Kohl’s / AMC Loews
Hauppauge		Nassau-Suffolk, NY	1998	27,795	15,528	133,000	99%	61,000	Shop Rite	AC Moore
Huntington		Nassau-Suffolk, NY	1988/2007	38,604		279,000	100%			Buy Buy Baby / Toys R Us / Bed, Bath & Beyond / Barnes & Noble
Melville Mall	(9)	Nassau-Suffolk, NY	2006	68,628	24,291	248,000	100%	54,000	Waldbaum’s	Kohl’s / Marshalls
Mercer Mall	(4)	Trenton, NJ	2003	104,995	50,990	501,000	99%	75,000	Shop Rite	Bed, Bath & Beyond / DSW / TJ Maxx / Raymour & Flanigan
Troy		Newark, NJ	1980	24,632		207,000	86%	64,000	Pathmark	L.A. Fitness

		Total New York / New Jersey		398,268		2,226,000	98%

Federal Realty Investment Trust

Real Estate Status Report

March 31, 2009

Property Name		MSA Description	Year Acquired	Real Estate at Cost	Mortgage and/or Capital Lease Obligation (1)	GLA (2)	% Leased	Grocery Anchor GLA (3)	Grocery Anchor (3)	Other Principal Tenants
				(in thousands)	(in thousands)
New England
Assembly Square		Boston-Cambridge-Quincy, MA-NH	2005-2008	142,234		332,000	100%			AC Moore / Bed, Bath & Beyond / Christmas Tree Shops / Kmart / Staples / Sports Authority / TJ Maxx
Chelsea Commons		Boston-Cambridge- Quincy, MA-NH	2006-2008	29,038	8,063	222,000	91%	16,000	Sav-A-Lot	Home Depot
Dedham Plaza		Boston-Cambridge- Quincy, MA-NH	1993	31,280		242,000	83%	80,000	Star Market
Linden Square		Boston-Cambridge- Quincy, MA-NH	2006-2007	141,727		217,000	82%	50,000	Roche Brothers Supermarkets	CVS / Fitness Club for Women / Wellesley Volkswagen, Buick
North Dartmouth		Boston-Cambridge- Quincy, MA-NH	2006	9,368		48,000	100%	48,000	Stop & Shop

Queen Anne Plaza		Boston-Cambridge- Quincy, MA-NH	1994	15,650		149,000	100%	50,000	Hannaford	TJ Maxx
Saugus Plaza		Boston-Cambridge- Quincy, MA-NH	1996	13,693		171,000	94%	55,000	Super Stop & Shop	Kmart

		Total New England		382,990		1,381,000	92%
Baltimore
Governor Plaza		Baltimore, MD	1985	22,019		269,000	100%	16,500	Aldi	Bally Total Fitness / Office Depot
Perring Plaza		Baltimore, MD	1985	26,607		402,000	98%	58,000	Shoppers Food Warehouse	Home Depot / Burlington Coat Factory / Jo-Ann Stores
THE AVENUE at White Marsh	(10)	Baltimore, MD	2007	94,607	59,752	298,000	100%			AMC Loews / Old Navy / Barnes & Noble / AC Moore
The Shoppes at Nottingham Square		Baltimore, MD	2007	27,568		52,000	100%
White Marsh Plaza		Baltimore, MD	2007	24,927	10,058	80,000	98%	54,000	Giant Food
White Marsh Other		Baltimore, MD	2007	31,968		49,000	100%

		Total Baltimore		227,696		1,150,000	99%
Chicago
Crossroads		Chicago, IL	1993	24,031		173,000	71%			Golfsmith / Guitar Center
Finley Square		Chicago, IL	1995	31,299		315,000	97%			Bed, Bath & Beyond / Buy Buy Baby / Petsmart
Garden Market		Chicago, IL	1994	11,535		140,000	100%	63,000	Dominick’s	Walgreens
North Lake Commons		Chicago, IL	1994	13,693		129,000	90%	77,000	Dominick’s

		Total Chicago		80,558		757,000	91%
South Florida
Courtyard Shops		Miami-Ft Lauderdale	2008	38,829	7,679	130,000	94%	49,000	Publix
Del Mar Village		Miami-Ft Lauderdale	2008	53,931		178,000	92%	44,000	Winn Dixie	CVS

		Total South Florida		92,760		308,000	93%
Other
Barracks Road		Charlottesville, VA	1985	45,237	41,191	488,000	94%	99,000	Harris Teeter / Kroger	Bed, Bath & Beyond / Barnes & Noble / Old Navy
Bristol Plaza		Hartford, CT	1995	27,371		272,000	84%	74,000	Stop & Shop	TJ Maxx
Eastgate		Raleigh-Durham-Chapel Hill, NC	1986	25,212		153,000	98%			Stein Mart
Gratiot Plaza		Detroit, MI	1973	18,675		217,000	99%	69,000	Kroger	Bed, Bath & Beyond / Best Buy / DSW
Greenwich Avenue		New Haven-Bridgeport- Stamford-Waterbury	1995	13,936		36,000	100%			Saks Fifth Avenue
Houston St		San Antonio, TX	1998	68,957		182,000	73%			Hotel Valencia
Lancaster	(11)	Lancaster, PA	1980	10,851	4,907	107,000	98%	39,000	Giant Food	Michaels
Shoppers’ World		Charlottesville, VA	2007	29,541	5,833	169,000	95%	28,000	Whole Foods	Staples
Shops at Willow Lawn		Richmond-Petersburg, VA	1983	75,991		476,000	87%	60,000	Kroger	Old Navy / Staples / Ross

		Total Other		315,771		2,100,000	90%

Grand Total				$3,693,544	$446,770	18,142,000	94%

Notes:

(1)	The mortgage or capital lease obligations differ from the total reported on the consolidated balance sheet due to the unamortized discount or premium on certain mortgage payables.
(2)	Excludes newly created redevelopment square footage not yet in service, as well as residential and hotel square footage.
(3)	Grocery anchor is defined as a grocery tenant leasing 15,000 square feet or more.
(4)	Portion of property subject to capital lease obligation.
(5)	The Trust has a 64.1% ownership interest in the property.
(6)	Property owned in a “downreit” partnership, of which a wholly owned subsidiary of the Trust is the sole general partner, with third party partners holding operating partnership units.
(7)	The Trust has a 70% ownership interest in the property.
(8)	The Trust has a 90% ownership interest in the property.
(9)	On October 16, 2006, the Trust acquired control of Melville Mall through a 20 year master lease and secondary financing. Since the Trust controls this property and retains substantially all of the economic benefit and risks associated with it, we consolidate this property and its operations.
(10)	50% of the ownership of this property is in a “downreit” partnership, of which a wholly owned subsidiary of the Trust is the sole general partner, with third party partners holding operating partnership units.
(11)	Property subject to capital lease obligation.

Federal Realty Investment Trust

Retail Leasing Summary (1)

March 31, 2009

Total Lease Summary - Comparable (2)

Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight- lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
1st Quarter 2009	68	100%	232,105	$31.42	$26.99	$1,029,234	16%	26%	6.1	$2,413,756	$10.40
4th Quarter 2008	74	100%	329,622	$21.62	$19.18	$803,054	13%	24%	5.0	$1,733,441	$5.26
3rd Quarter 2008	68	100%	351,310	$25.03	$20.28	$1,669,056	23%	42%	7.8	$2,728,958	$7.77
2nd Quarter 2008	84	100%	239,207	$36.39	$29.21	$1,717,881	25%	42%	7.3	$2,316,197	$9.68

Total - 12 months	294	100%	1,152,244	$27.70	$23.17	$5,219,225	20%	34%	6.6	$9,192,352	$7.98

New Lease Summary - Comparable (2)

Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight- lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
1st Quarter 2009	24	35%	73,535	$32.54	$32.28	$19,630	1%	12%	9.2	$2,398,456	$32.62
4th Quarter 2008	15	20%	67,903	$28.76	$24.20	$309,272	19%	37%	8.7	$1,583,441	$23.32
3rd Quarter 2008	26	38%	93,768	$43.16	$29.76	$1,257,073	45%	65%	9.0	$2,224,958	$23.73
2nd Quarter 2008	31	37%	115,097	$34.23	$26.46	$894,253	29%	47%	8.5	$1,770,940	$15.39

Total - 12 months	96	33%	350,303	$35.21	$28.13	$2,480,228	25%	42%	8.8	$7,977,795	$22.77

Renewal Lease Summary - Comparable (2) (7)

Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight- lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
1st Quarter 2009	44	65%	158,570	$30.90	$24.53	$1,009,604	26%	35%	4.6	$15,300	$0.10
4th Quarter 2008	59	80%	261,719	$19.76	$17.88	$493,783	11%	20%	3.6	$150,000	$0.57
3rd Quarter 2008	42	62%	257,542	$18.43	$16.83	$411,984	10%	25%	6.7	$504,000	$1.96
2nd Quarter 2008	53	63%	124,110	$38.40	$31.76	$823,628	21%	38%	6.2	$545,257	$4.39

Total - 12 months	198	67%	801,941	$24.42	$21.01	$2,738,999	16%	29%	5.2	$1,214,557	$1.51

Total Lease Summary - Comparable and Non-comparable (2)

Quarter	Number of Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
1st Quarter 2009	69	233,172	$31.35	6.1	$2,430,940	$10.43
4th Quarter 2008	78	334,127	$21.92	5.0	$1,898,706	$5.68
3rd Quarter 2008	76	369,323	$26.12	8.1	$3,721,035	$10.08
2nd Quarter 2008	90	253,048	$36.40	7.5	$2,940,855	$11.62

Total - 12 months	313	1,189,670	$28.15	6.8	$10,991,536	$9.24

Notes:

(1)	Leases on this report represent retail activity only; office and residential leases are not included.
(2)	Comparable leases represent those leases signed on spaces for which there was a former tenant.
(3)	Contractual rent represents contractual minimum rent under the new lease for the first 12 months of the term.
(4)	Prior rent represents minimum rent and percentage rent, if any, paid by the prior tenant in the final 12 months of the term.
(5)	Weighted average is determined on the basis of square footage.
(6)	See Glossary of Terms.
(7)	Renewal leases represent expiring leases rolling over with the same tenant in the same location. All other leases are categorized as new.

Federal Realty Investment Trust

Lease Expirations

March 31, 2009

Assumes no exercise of lease options

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF	% of Total SF	Minimum Rent PSF (2)
2009	255,000	3%	$14.75	593,000	8%	$27.15	848,000	5%	$23.42
2010	647,000	7%	$12.36	858,000	12%	$29.09	1,505,000	9%	$21.90
2011	869,000	9%	$13.07	1,135,000	15%	$30.42	2,004,000	12%	$22.90
2012	1,028,000	11%	$12.90	1,083,000	15%	$31.14	2,111,000	12%	$22.26
2013	1,054,000	11%	$15.45	1,019,000	14%	$31.92	2,073,000	12%	$23.54
2014	1,349,000	14%	$15.55	640,000	9%	$32.24	1,989,000	12%	$20.92
2015	521,000	5%	$15.24	490,000	7%	$27.90	1,011,000	6%	$21.37
2016	384,000	4%	$17.85	424,000	6%	$31.35	808,000	5%	$24.93
2017	623,000	6%	$17.31	421,000	6%	$30.34	1,044,000	6%	$22.57
2018	640,000	7%	$11.35	304,000	4%	$34.87	944,000	6%	$18.93
Thereafter	2,258,000	23%	$16.74	388,000	4%	$37.31	2,646,000	15%	$19.76

Total (3)	9,628,000	100%	$14.99	7,355,000	100%	$30.90	16,983,000	100%	$21.88

Assumes all lease options are exercised

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF	% of Total SF	Minimum Rent PSF (2)
2009	104,000	1%	$13.96	337,000	5%	$27.41	441,000	3%	$24.24
2010	166,000	2%	$11.42	511,000	7%	$30.51	677,000	4%	$25.83
2011	203,000	2%	$5.55	655,000	9%	$28.88	858,000	5%	$23.36
2012	268,000	3%	$14.60	625,000	8%	$32.27	893,000	5%	$26.97
2013	127,000	1%	$15.35	530,000	7%	$32.08	657,000	4%	$28.85
2014	249,000	3%	$12.47	510,000	7%	$33.06	759,000	4%	$26.30
2015	242,000	3%	$16.12	421,000	6%	$26.33	663,000	4%	$22.60
2016	125,000	1%	$20.84	413,000	6%	$32.31	538,000	3%	$29.65
2017	127,000	1%	$26.70	544,000	7%	$29.88	671,000	4%	$29.27
2018	330,000	3%	$14.78	458,000	6%	$35.59	788,000	5%	$26.87
Thereafter	7,687,000	80%	$15.10	2,351,000	32%	$30.85	10,038,000	59%	$18.79

Total (3)	9,628,000	100%	$14.99	7,355,000	100%	$30.90	16,983,000	100%	$21.88

Notes:

(1)	Anchor is defined as a tenant leasing 15,000 square feet or more.
(2)	Minimum Rent reflects in-place contractual (cash-basis) rent as of March 31, 2009.
(3)	Represents occupied square footage as of March 31, 2009.

Federal Realty Investment Trust

Portfolio Leased Statistics

March 31, 2009

Overall Portfolio Statistics (1)

	At March 31, 2009			At March 31, 2008
Type	Size	Leased	Leased %	Size	Leased	Leased %
Retail Properties (2) (sf)	18,142,000	17,098,000	94.2%	18,197,000	17,480,000	96.1%
Residential Properties (3) (units)	903	850	94.1%	723	693	95.9%

Same Center Statistics (1)

	At March 31, 2009			At March 31, 2008
Type	Size	Leased	Leased %	Size	Leased	Leased %
Retail Properties (2) (4) (sf)	16,974,000	16,036,000	94.5%	17,244,000	16,618,000	96.4%
Residential Properties (3) (units)	723	676	93.5%	723	693	95.9%

Notes:

(1)	See Glossary of Terms.
(2)	Leasable square feet; excludes redevelopment square footage not yet placed in service.
(3)	Overall portfolio and Same Center statistics at March 31, 2009 and 2008 include Rollingwood, The Crest at Congressional and the residential rental units at Santana Row. Overall portfolio statistics as of March 31, 2009, include the 180 residential units at Arlington East (Bethesda Row) which were first delivered in May 2008 and continued to be delivered through 2008.
(4)	Excludes properties purchased, sold or under redevelopment.

Federal Realty Investment Trust

Summary of Top 25 Tenants

March 31, 2009

Rank	Tenant Name	Annualized Base Rent		Percentage of Total Annualized Base Rent	Tenant GLA		Percentage of Total GLA	Number of Stores Leased
1	Bed, Bath & Beyond, Inc.	$9,751,000		2.62%	647,000		3.57%	15
2	Ahold USA, Inc.	$8,369,000		2.25%	571,000		3.15%	11
3	TJX Companies	$7,029,000		1.89%	540,000		2.98%	15
4	Safeway, Inc.	$6,719,000		1.81%	481,000		2.65%	9
5	Gap, Inc.	$6,438,000		1.73%	220,000		1.21%	11
6	CVS Corporation	$6,219,000		1.67%	205,000		1.13%	18
7	Barnes & Noble, Inc.	$4,725,000		1.27%	201,000		1.11%	8
8	OPNET Technologies, Inc.	$3,729,000		1.00%	83,000		0.46%	2
9	Best Buy Stores, L.P.	$3,459,000		0.93%	99,000		0.55%	3
10	Staples, Inc.	$3,441,000		0.93%	187,000		1.03%	9
11	DSW, Inc	$3,263,000		0.88%	125,000		0.69%	5
12	Supervalu Inc.(Acme/Sav-A- Lot/Star Mkt/Shoppers Food)	$3,227,000		0.87%	338,000		1.86%	7
13	Wells Fargo Bank, N.A. (includes Wachovia Corporation)	$3,186,000		0.86%	73,000		0.40%	16
14	L.A. Fitness International LLC	$3,061,000		0.82%	178,000		0.98%	4
15	Home Depot, Inc.	$2,832,000		0.76%	335,000		1.85%	4
16	Ross Stores, Inc.	$2,810,000		0.76%	149,000		0.82%	5
17	Kohl’s Corporation	$2,793,000		0.75%	322,000		1.77%	3
18	Wakefern Food Corporation	$2,693,000		0.72%	136,000		0.75%	2
19	Borders Group, Inc.	$2,689,000		0.72%	100,000		0.55%	4
20	Bank of America, N.A.	$2,614,000		0.70%	64,000		0.35%	18
21	Great Atlantic & Pacific Tea Co	$2,517,000		0.68%	217,000		1.20%	4
22	Container Store, Inc.	$2,496,000		0.67%	52,000		0.29%	2
23	A.C. Moore, Inc.	$2,483,000		0.67%	141,000		0.78%	6
24	AMC Entertainment Inc.	$2,378,000		0.64%	166,000		0.92%	4
25	Dollar Tree Stores, Inc.	$2,357,000		0.63%	158,000		0.87%	14

	Totals - Top 25 Tenants	$101,278,000		27.23%	5,788,000		31.92%	199

	Total: (1)	$371,574,000	(2)		18,142,000	(3)		2,439

Notes:

(1)	Does not include amounts related to leases these tenants have with our partnership with a discretionary fund created and advised by ING Clarion Partners.
(2)	Reflects annual in-place contractual (cash-basis) rent as of March 31, 2009.
(3)	Excludes redevelopment square footage not yet placed in service.

Federal Realty Investment Trust

Reconciliation of Net Income to FFO Guidance

March 31, 2009

	2009 Guidance
	(Dollars in millions except per share amounts) (1)
Funds from Operations available for common shareholders (FFO)
Net income attributable to the Trust	$90	$98
Gain on sale of real estate	1	1
Depreciation and amortization of real estate & real estate partnership assets	104	104
Amortization of initial direct costs of leases	9	9

Funds from operations	204	211
Dividends on preferred stock	(1)	(1)
Income attributable to operating partnerships units	1	1
Income attributable to unvested shares	(1)	(1)

FFO	204	212
Litigation provision (2)	21	21

FFO excluding litigation provision	$226	$233

Weighted average number of common shares, diluted	59.4	59.4

FFO per diluted share	$3.44	$3.56
Litigation provision (2)	0.36	0.36

FFO per diluted share excluding litigation provision	$3.80	$3.92

Notes:

(1)	Individual items may not add up to total due to rounding.
(2)	See additional information in the litigation update section of this Form 8-K.

Federal Realty Investment Trust

Litigation Update

March 31, 2009

In May 2003, a breach of contract action was filed against us which alleged that a one page document entitled “Final Proposal” constituted a ground lease of a parcel of property located adjacent to our Santana Row property and gave the plaintiff the option to require that we acquire the property at a price determined in accordance with a formula included in the “Final Proposal.” The “Final Proposal” explicitly stated that it was subject to approval of the terms and conditions of a formal agreement. A trial as to liability only was held in June 2006 and a jury rendered a verdict against us. A trial on the issue of damages was held in April 2008 and the court recently issued a tentative ruling awarding damages to the plaintiff of approximately $14.4 million plus interest. A final judgment awarding damages and determining interest is not expected to be entered for a few weeks. We and the plaintiff have filed briefs with the court addressing various items raised in the court’s tentative ruling. The plaintiff has alleged in its brief that the damages award should be $15.5 million. Based on our calculations and estimates provided by the plaintiff, interest is estimated to be in a range of approximately $2.1 million to $8.4 million. We believe and have recently filed arguments supporting a lower damages amount and will file arguments supporting a lower interest amount towards the low end of the range. However, based on the tentative ruling and information currently available, our best estimate of damages is $14.3 million plus interest of $7.1 million for a total of $21.4 million. Accordingly, we have increased our accrual for this matter from $0.8 million at December 31, 2008, to $21.4 million at March 31, 2009. The increase in our accrual of $20.6 million is presented as a separate line item in our consolidated statement of operations. Other costs may be asserted by the plaintiff, however, we are unable to estimate the amount or a reasonable range of likely outcomes at this time. Furthermore, we continue to believe that the “Final Proposal” which included express language that it was subject to formal documentation was not a binding contract and that we should have no liability whatsoever. Accordingly, we intend to appeal the judgment once the final judgment on damages is entered.

See page 23 for a copy of the “Final Proposal”.

Steven J. Guttman	August 24, 2000
President & Chief Executive Officer
Santana Row, Winchester Blvd,
San Jose, CA. 95128

Re: Land Lease / Town & Country
350 So. Winchester Blvd. San Jose, CA.

FINAL PROPOSAL

1.	Ground Lease at $100,000 per month. Lease to include increases of three (3%) annually.

2.	First National is given a 10 year put at a capitalization rate of 9% at the then current annual rental. Federal Realty to cooperate with a tax free exchange.

3.	Federal Realty to be given a call at the end of ten years at a 9% capitalization rate.

4.	First National to be offered an option to lease office space of up to 5000 square feet in the new Santana Row complex at $ 4.00 per square feet per month, subject to the terms and conditions of a new lease.

5.	First National to be reimbursed $75,000 to buy out the current lease holder, New Things West.

6.	Federal Realty to pay for the moving expenses of First National Mortgage not to exceed $25,000.00.

7.	Federal Realty to prepare a legal agreement for First National’s review to finalize the agreement.

8.	Effective date of agreement as of date of vacating premises.

9.	The above agreement must be accepted via fax to 408-249-9214 no later than 10:00 am California time on August 25, 2000, at which time this counter offer will automatically expire.

The above terms are hereby accepted by the parties subject only to approval of the terms and conditions of a formal agreement.

FIRST NATIONAL MORTGAGE COMPANY	FEDERAL REALTY INVESTMENT TRUST

/s/ Hal Dryan	/s/ Steven J. Guttman
Hal Dryan, Chairman	Steven J. Guttman, President & Chief Executive Officer

FN-0336

Trial Ex. 021.001

Federal Realty Investment Trust

Summarized Income Statements and Balance Sheets - Joint Venture

March 31, 2009

CONSOLIDATED INCOME STATEMENTS

	Three months ended March 31,
	2009	2008
	(in thousands)
Revenues
Rental income	$4,665	$4,617
Other property income	23	63

	4,688	4,680
Expenses
Rental	1,106	874
Real estate taxes	550	465
Depreciation and amortization	1,271	1,185

	2,927	2,524

Operating income	1,761	2,156
Interest expense	(1,133)	(1,135)

Net income	$628	$1,021

CONSOLIDATED BALANCE SHEETS

	March 31, 2009	December 31, 2008
	(in thousands)
ASSETS
Real estate, at cost	$202,523	202,519
Less accumulated depreciation and amortization	(15,799)	(14,609)

Net real estate	186,724	187,910
Cash and cash equivalents	2,368	2,604
Other assets	6,049	7,066

TOTAL ASSETS	$195,141	$197,580

LIABILITIES AND PARTNERS’ CAPITAL
Liabilities
Mortgages payable	$81,320	$81,365
Other liabilities	6,773	7,363

Total liabilities	88,093	88,728
Partners’ capital	107,048	108,852

TOTAL LIABILITIES AND PARTNERS’ CAPITAL	$195,141	$197,580

Federal Realty Investment Trust

Summary of Outstanding Debt and Debt Maturities - Joint Venture

March 31, 2009

OUTSTANDING DEBT

	Maturity	Stated Interest Rate as of March 31, 2009		Balance
				(in thousands)
Mortgage Loans
Secured Fixed Rate
Campus Plaza	12/01/09	4.530	%(a)	$11,000
Pleasant Shops	12/01/09	4.530	%(a)	12,400
Plaza del Mercado	07/05/14	5.770	%(b)	13,035
Atlantic Plaza	12/01/14	5.120	%(a)	10,500
Barcroft Plaza	07/01/16	5.990	%(a)(c)	20,785
Greenlawn Plaza	07/01/16	5.900	%(a)	13,600

	Total Fixed Rate Debt			$81,320

Debt Maturities

(in thousands)

Year	Scheduled Amortization	Maturities	Total	Percent of Debt Maturing	Cumulative Percent of Debt Maturing
2009	140	23,400	23,540	28.9%	28.9%
2010	196	—	196	0.2%	29.1%
2011	208	—	208	0.3%	29.4%
2012	220	—	220	0.3%	29.7%
2013	233	—	233	0.3%	30.0%
2014	142	22,396	22,538	27.7%	57.7%
2015	—	—	—	0.0%	57.7%
2016	—	34,385	34,385	42.3%	100.0%

Total	$1,139	$80,181	$81,320	100.0%

Notes:

(a)	Interest only until maturity.
(b)	Effective July 5, 2007, principal and interest payments are due based on a 30-year amortization schedule.
(c)	The stated interest rate represents the weighted average interest rate for two mortgage loans secured by this property. The loan balance represents a note of $16.6 million at a stated rate of 6.06% and a note of $4.2 million at a stated rate of 5.71%.

Federal Realty Investment Trust

Real Estate Status Report - Joint Venture

March 31, 2009

Property Name	MSA Description	Year Acquired	Real Estate at Cost	Mortgage or Capital Lease Obligation	GLA	% Leased	Grocery Anchor GLA (1)	Grocery Anchor (1)	Other Principal Tenants

			(in thousands)	(in thousands)
Washington Metropolitan Area
Barcroft Plaza	Washington, DC-MD-VA	2006-2007	34,059	$20,785	100,000	94%	46,000	Harris Teeter	Bank of America
Free State Shopping Center	Washington, DC-MD-VA	2007	65,846		279,000	99%	73,000	Giant Food	TJ Maxx / Ross / Office Depot
Plaza del Mercado	Washington, DC-MD-VA	2004	21,070	13,035	96,000	91%	25,000	Giant Food	CVS

	Total Washington Metropolitan Area		120,975		475,000	97%
New York / New Jersey
Greenlawn Plaza	Nassau-Suffolk, NY	2006	19,983	13,600	106,000	100%	46,000	Waldbaum’s	Tuesday Morning

	Total New York / New Jersey		19,983		106,000	100%
New England
Atlantic Plaza	Boston-Worcester- Lawrence-Lowell- Brockton, MA	2004	16,521	10,500	124,000	96%	63,000	Shaw’s Supermarket	Sears
Campus Plaza	Boston-Worcester- Lawrence-Lowell- Brockton, MA	2004	22,127	11,000	116,000	100%	46,000	Roche Brothers	Burlington Coat Factory
Pleasant Shops	Boston-Worcester- Lawrence-Lowell- Brockton, MA	2004	22,917	12,400	129,000	96%	38,000	Foodmaster	Marshalls

	Total New England		61,565		369,000	97%

Grand Totals			$202,523	$81,320	950,000	97%

Note:

(1)	Grocery anchor is defined as a grocery tenant leasing 15,000 square feet or more.

Glossary of Terms

Adjusted EBITDA: Adjusted EBITDA is a non-GAAP measure that means net income or loss plus depreciation and amortization, net interest expense, income taxes, gain or loss on sale of real estate and impairments of real estate, if any. Adjusted EBITDA is presented because it approximates a key performance measure in our debt covenants, but it should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. The reconciliation of Adjusted EBITDA to net income attributable to the Trust for the three months ended March 31, 2009 and 2008 is as follows:

	Three Months Ended March 31,
	2009	2008
	(in thousands)
Net income attributable to the Trust	$10,484	$29,986
Depreciation and amortization	28,592	25,400
Interest expense	23,569	24,353
Other interest income	(90)	(341)

EBITDA	62,555	79,398
Gain on sale of real estate	(915)	—

Adjusted EBITDA	$61,640	$79,398

Funds From Operations (FFO): FFO is a supplemental measure of real estate companies’ operating performances. The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as follows: net income, computed in accordance with GAAP plus depreciation and amortization of real estate assets and excluding extraordinary items and gains and losses on sale of real estate. NAREIT developed FFO as a relative measure of performance and liquidity of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO does not represent cash flows from operating activities in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events in the determination of net income); should not be considered an alternative to net income as an indication of our performance; and is not necessarily indicative of cash flow as a measure of liquidity or ability to pay dividends. We consider FFO a meaningful, additional measure of operating performance primarily because it excludes the assumption that the value of real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. Comparison of our presentation of FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in the application of the NAREIT definition used by such REITs.

Property Operating Income: Rental income, other property income and mortgage interest income, less rental expenses and real estate taxes and excluding operating results from discontinued operations.

Overall Portfolio: Includes all operating properties owned in reporting period.

Same Center: Information provided on a same center basis is provided for only those properties that were owned and operated for the entirety of both periods being compared, excludes properties that were redeveloped, expanded or under development and properties purchased or sold at any time during the periods being compared.

Tenant Improvements and Incentives: Represents not only the total dollars committed for the improvement (fit-out) of a space as it relates to a specific lease but may also include base building costs (i.e. expansion, escalators or new entrances) which are required to make the space leasable. Incentives include amounts paid to tenants as an inducement to sign a lease that do not represent building improvements.